Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2014	2013

ASSETS

Current Assets:
Cash and Cash Equivalents	$34,096	$43,364
Receivables, Net	807,510	765,391
Unbilled Revenues	193,983	224,982
Fuel, Materials and Supplies	281,721	303,233
Regulatory Assets	467,156	535,791
Marketable Securities	115,987	92,427
Prepayments and Other Current Assets	168,022	121,861
Total Current Assets	2,068,475	2,087,049

Property, Plant and Equipment, Net	17,978,692	17,576,186

Deferred Debits and Other Assets:
Regulatory Assets	3,339,457	3,758,694
Goodwill	3,519,401	3,519,401
Marketable Securities	513,986	488,515
Other Long-Term Assets	370,434	365,692
Total Deferred Debits and Other Assets	7,743,278	8,132,302

Total Assets	$27,790,445	$27,795,537

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2014	2013

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$905,000	$1,093,000
Long-Term Debt - Current Portion	395,583	533,346
Accounts Payable	561,699	742,251
Regulatory Liabilities	359,921	204,278
Other Current Liabilities	580,605	702,776
Total Current Liabilities	2,802,808	3,275,651

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	4,270,050	4,029,026
Regulatory Liabilities	503,955	502,984
Derivative Liabilities	449,439	624,050
Accrued Pension, SERP and PBOP	825,001	896,844
Other Long-Term Liabilities	882,688	923,053
Total Deferred Credits and Other Liabilities	6,931,133	6,975,957

Capitalization:
Long-Term Debt	8,147,129	7,776,833

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,666,637	1,665,351
Capital Surplus, Paid In	6,201,555	6,192,765
Retained Earnings	2,241,025	2,125,980
Accumulated Other Comprehensive Loss	(41,507)	(46,031)
Treasury Stock	(313,903)	(326,537)
Common Shareholders' Equity	9,753,807	9,611,528
Total Capitalization	18,056,504	17,543,929

Total Liabilities and Capitalization	$27,790,445	$27,795,537

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2014	2013	2014	2013

Operating Revenues	$1,677,614	$1,635,862	$3,968,204	$3,630,885

Operating Expenses:
Purchased Power, Fuel and Transmission	624,211	488,302	1,602,362	1,236,111
Operations and Maintenance	373,234	357,169	724,922	703,261
Depreciation	152,207	159,553	303,014	314,530
Amortization of Regulatory Assets/(Liabilities), Net	(3,542)	54,574	54,356	108,623
Amortization of Rate Reduction Bonds	-	8,082	-	42,581
Energy Efficiency Programs	102,711	94,142	241,536	199,913
Taxes Other Than Income Taxes	134,803	123,464	280,335	256,345
Total Operating Expenses	1,383,624	1,285,286	3,206,525	2,861,364
Operating Income	293,990	350,576	761,679	769,521

Interest Expense:
Interest on Long-Term Debt	87,491	85,999	174,868	171,294
Other Interest	5,004	851	7,603	(8,188)
Interest Expense	92,495	86,850	182,471	163,106
Other Income, Net	5,526	4,944	7,194	12,710
Income Before Income Tax Expense	207,021	268,670	586,402	619,125
Income Tax Expense	77,774	95,606	219,319	216,093
Net Income	129,247	173,064	367,083	403,032
Net Income Attributable to Noncontrolling Interests	1,880	2,043	3,759	3,922
Net Income Attributable to Controlling Interest	$127,367	$171,021	$363,324	$399,110

Basic Earnings Per Common Share	$0.40	$0.54	$1.15	$1.27

Diluted Earnings Per Common Share	$0.40	$0.54	$1.15	$1.26

Dividends Declared Per Common Share	$0.39	$0.37	$0.79	$0.74

Weighted Average Common Shares Outstanding:
Basic	315,950,510	315,154,130	315,742,511	315,141,956
Diluted	317,112,801	315,962,619	317,002,461	315,982,578

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income	$367,083	$403,032
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Depreciation	303,014	314,530
Deferred Income Taxes	133,149	256,294
Pension, SERP and PBOP Expense	47,558	97,671
Pension and PBOP Contributions	(40,640)	(122,826)
Regulatory Over/(Under) Recoveries, Net	164,388	(4,793)
Amortization of Regulatory Assets, Net	54,356	108,623
Amortization of Rate Reduction Bonds	-	42,581
Proceeds from DOE Damages Claim, Net	125,658	-
Other	(9,359)	19,932
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(57,570)	(101,229)
Fuel, Materials and Supplies	26,633	10,964
Taxes Receivable/Accrued, Net	(62,900)	(58,350)
Accounts Payable	(112,954)	(127,379)
Other Current Assets and Liabilities, Net	(41,753)	(70,026)
Net Cash Flows Provided by Operating Activities	896,663	769,024

Investing Activities:
Investments in Property, Plant and Equipment	(724,043)	(700,252)
Proceeds from Sales of Marketable Securities	256,309	342,251
Purchases of Marketable Securities	(257,168)	(424,096)
Decrease in Special Deposits	2,894	65,121
Other Investing Activities	579	(843)
Net Cash Flows Used in Investing Activities	(721,429)	(717,819)

Financing Activities:
Cash Dividends on Common Shares	(237,161)	(232,068)
Cash Dividends on Preferred Stock	(3,759)	(3,922)
Decrease in Short-Term Debt	(213,000)	(720,500)
Issuance of Long-Term Debt	650,000	1,350,000
Retirements of Long-Term Debt	(376,650)	(360,635)
Retirements of Rate Reduction Bonds	-	(82,139)
Other Financing Activities	(3,932)	(11,634)
Net Cash Flows Used in Financing Activities	(184,502)	(60,898)
Net Decrease in Cash and Cash Equivalents	(9,268)	(9,693)
Cash and Cash Equivalents - Beginning of Period	43,364	45,748
Cash and Cash Equivalents - End of Period	$34,096	$36,055

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.